                                                                 Exhibit T3A-78.

                                   Delaware                      PAGE 1

                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "THREE MOUNTAIN OPERATIONS, INC." AS RECEIVED AND FILED IN THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE NINETEENTH DAY OF JUNE, A.D. 2000, AT 9 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                                  /s/ Harriet Smith Windsor
                                                  ------------------------------
                                                  Harriet Smith Windsor,
                                                  Secretary of State
3247135          8100H                            AUTHENTICATION: 2951873

040135971                                                       DATE: 02-25-04

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                          CERTIFICATE OF INCORPORATION

                                       OF

                         THREE MOUNTAIN OPERATIONS, INC.

         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST: the name of the corporation (hereinafter called the "corporation") is THREE MOUNTAIN OPERATIONS, INC.

         SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, Wilmington, Delaware, County of New Castle, 19805; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 100 shares. The par value of each of such shares is $1.00. All such shares are of one class and are shares of Common Stock. Each outstanding share of which, will be entitled to one vote.

         FIFTH: The name and the mailing address of the incorporator are as follows:

    NAME                                       MAILING ADDRESS
    ----                                       ---------------
Jane A. Gross                             40 Lane Road
                                          Fairfield, NJ 07007-2615

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         SIXTH: The corporation is to have perpetual existence.

Signed on June 19, 2000

                                                    /s/ Jane A. Gross
                                                    ----------------------------
                                                    Incorporator
                                                    Jane A. Gross

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